COMPANY NAME CHANGE ENDORSEMENT

THIS ENDORSEMENT IS MADE PART OF AND SHOULD BE ATTACHED TO YOUR POLICY, CONTRACT OR CERTIFICATE.

Effective September 24, 2012 the name “First Great-West Life and Annuity Insurance” will be changed to “Great-West Life & Annuity Insurance Company of New York”.

All references in your policy, contract or certificate to “First Great-West Life & Annuity insurance Company” are hereby changed effective September 24, 2012 to “Great-West Life & Annuity Insurance Company of New York”. No terms, conditions or benefits to your policy, contract or certificate have changed because of this change. Great-West Life & Annuity Insurance of New York is responsible for all obligations and commitments that were made under your policy, contract or certificate.

Great-West Life & Annuity Insurance Company of New York

50 Main Street 10th Floor

White Plains, NY 10606

Signed for Great-West Life & Annuity Insurance Company of New York.

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[Mitchell T.G. Graye,]
[President and Chief Executive Officer]

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